Exhibit C
FIRST AMENDMENT TO LOAN AGREEMENT
THIS FIRST AMENDMENT (this "Amendment") is made as of this
10th day of November, 2000, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", collectively with Environmental II, the "Environmental Funds" and collectively with Hanseatic and Environmental II, the "Lenders").
Recitals
WHEREAS, on August 7, 2000 (the "Closing Date"), the
Borrower and the Lenders executed that certain Loan Agreement (the "Loan Agreement") and in connection therewith the Borrower issued to the Lenders promissory notes in the aggregate principal amount of $2,500,000 (the "Original Notes") and warrants exercisable for in the aggregate 714,286 shares of the Borrower's common stock, $.001 par value (the "Original Warrants");
WHEREAS, on October 16, 2000, the Borrower executed a
promissory note in favor of Hanseatic for the principal sum of $400,000 (the "$400,000 Note"); and
WHEREAS, the Borrower and the Lenders desire to cancel the Original Notes, Original Warrants and $400,000 Note and amend the Loan Agreement and Loan Documents (as defined in the Loan Agreement) to increase the aggregate principal amount of the Loan (as defined in the Loan Agreement) to $3,300,000 (such amount to include the original $2,500,000 Loan plus the $400,000 advanced by Hanseatic and an additional $400,000 to be advanced by the Environmental Funds to the Borrower), issue new promissory notes in the aggregate principal amount of $3,300,000 (the "New Notes") and new warrants exercisable for an aggregate of 942,858 shares of the Borrower's common stock (the "New Warrants"), all according to the terms of the Loan Agreement as amended by this Amendment;
NOW, THEREFORE, in consideration of the premises and for
other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	The second recital of the Loan Agreement is hereby
amended by deleting the second recital in its entirety and substituting therefor a new second recital to read as follows:
WHEREAS, in order to provide funds for the
operation and expansion of the Business, the
Borrower has requested that the Lenders loan an
aggregate amount of $3,300,000 (hereinafter
referred to as the "Loan") to the Borrower; and
2.	Article I, Section 1.1 (ix) of the Loan Agreement is
hereby amended by deleting Article I, Section 1.1 (ix) in its entirety and substituting therefor a new Article I, Section 1.1
(ix) to read as follows:
 (ix) The term "Capital Indebtedness" shall mean
indebtedness of the Borrower with respect to money
borrowed pursuant to the Loan and Security Agreement
dated May 17, 1999 (as amended December 21, 1999 and
November 2, 2000, respectively) between the Borrower
and Guaranty Business Credit Corporation, as assignee
of Capital Business Credit, a division of Capital
Factors, Inc.
3. Article I, Section 1.1(xxvii) of the Loan Agreement is
hereby amended by deleting Article I, Section 1.1(xxvii) in its entirety and substituting therefor a new Article I, Section 1.1(xxvii) to read as follows:
(xxvii) The term "Initial Warrants" shall
mean warrants to purchase an aggregate of 942,858
shares of the Common Stock (allocated among the
Lenders as set forth on Annex 1).
4.	Article I, Section 1.1(xxix) of the Loan Agreement is
hereby amended by deleting Article I, Section 1.1(xxix) in its entirety and substituting therefor a new Article I, Section 1.1(xxix) to read as follows:
(xxix) The term "Initial Warrant Shares"
shall mean the shares of Common Stock issuable
upon exercise of the Initial Warrants.
5.	Article I, Section 1.1(xxxviii) of the Loan Agreement
is hereby amended by deleting Article I, Section 1.1(xxxviii) in its entirety and substituting therefor a new Article I, Section 1.1(xxxviii) to read as follows:
(xxxviii) The term "Notes" shall mean those
notes, each in the form attached hereto as Exhibit
A dated as of the Closing Date, executed by the
Borrower, as the maker, and delivered to each
Lender, as payee, in the aggregate principal
amount of Three Million Three Hundred Thousand
Dollars ($3,300,000), which Notes, collectively,
evidence the Loan under this Agreement.
6.	Article I, Section 1.1(xxxxviii) of the Loan Agreement
is hereby amended by deleting Article I, Section 1.1(xxxxviii) in its entirety and substituting therefor a new Article I, Section 1.1(xxxxviii) to read as follows:
(xxxxviii) The term "Security Agreement"
shall mean that certain Security Agreement in the
form attached hereto as Exhibit C, dated the
Closing Date, and Amended by that certain First
Amendment dated November 10, 2000, whereby the
Borrower has pledged, assigned, hypothecated,
conveyed, transferred, given and granted to the
Lenders, and each of them, a continuing pledge, of
and security interest in all of the security
described therein.
7. 	The following new sections are hereby added immediately
following Article I, Section 1.1 (lvii):
(lviii)	  The term "Original Notes" shall mean
the Borrower's promissory notes in the aggregate
principal amount of $2,500,000 issued pursuant to this
Agreement to the Lenders, respectively, on the Closing
Date.
(lviv)	 The term "Original Warrant
Certificates" shall mean the Borrower's warrant
certificates issued pursuant to this Agreement to the
Lenders, respectively, on the Closing Date and
evidencing warrants exercisable for 714,286 shares of
Common Stock in the aggregate.
(lv)	  The term "Supplemental Closing Date" shall
mean November 10, 2000.
8.	Article II, Section 2.2 of the Loan Agreement is hereby
amended by deleting Article II, Section 2.2 in its entirety and substituting therefor a new Article II, Section 2.2 to read as follows:
Section 2.2 Notes.  The obligation of the Borrower
to repay all monies advanced by the Lenders, and each
of them, to the Borrower in connection with the Loan
shall be evidenced by the Notes, each in the form of
Exhibit A annexed hereto.  On the Supplemental Closing
Date, the Borrower shall have duly executed and
delivered to each Lender, in substitution for the
Original Note held thereby, a Note, which shall (i) be
dated as of the Closing Date, (ii) be registered in the
name of the Lender to whom issued, (iii) have a
principal sum equal to the aggregate amounts advanced
by such Lender to the Borrower (the dates of each such
advance, and the amount of each, to be appropriately
inserted therein), which shall be payable in the
amounts and on the dates provided for in Section 2.4
hereof and (iv) bear interest at the rates payable on
the dates and in the manner provided for in Section 2.3
hereof.
9.	Article II, Section 2.3 of the Loan Agreement is hereby
amended by deleting the second sentence thereof in its entirety and substituting therefor a new sentence to read as follows:
Each note shall bear an initial interest rate of twelve
percent per annum (12%), to be applied to the principal
amount of the Note as set forth therein, for the period
from and after the Closing Date through the six-month
anniversary of the Closing Date, which shall increase
to fourteen percent per annum (14%) for the period from
and after the sixth month anniversary of the Closing
Date through the nine-month anniversary of the Closing
Date, and shall thereafter increase by an additional
two percent (2%) per annum at the end of each
successive 90-day period (commencing on the nine-month anniversary of the Closing Date) until final repayment in full of said Note.
10. 	Article II, Section 2.10 of the Loan Agreement is
hereby amended by: (a) deleting in its entirety the phrase "issued on the Closing Date" contained in the second sentence thereof; and (b) deleting in its entirety the first sentence thereof and substituting therefor a new sentence to read as follows:
	In connection with the facilities provided
hereunder, the Borrower shall, on the Supplemental
Closing Date, have issued and delivered to each of the
Lenders the number of Initial Warrants set forth
opposite the name of such Lender on Annex 1
(hereinafter with respect to all Lenders referred to as
the "Initial Warrant Shares"), evidenced by an Initial
Warrant Certificate dated the Closing Date, registered
in the name of such Lender, executed and delivered to
such Lender in substitution for the Original Warrant
Certificate held thereby.

11.	Article IV, Section 4.4(a) of the Loan Agreement is
hereby amended by deleting Article IV, Section 4.4(a) in its entirety and substituting therefor a new Article IV, Section
4.4(a) to read as follows:
	Section 4.4  Capitalization. (a) The
authorized capital stock of the Borrower consists of (i) 25,000,000 shares of Common Stock and (ii)
1,500,000 shares of preferred stock, of which (A)
150,000 shares have been designated Series B
Convertible Preferred Stock, (B) 150,000 shares have been designated Series C Convertible
Preferred Stock and (C) 150,000 shares have been designated Series D Convertible Preferred Stock.
As of the date hereof and at the Supplemental
Closing Date, 4,742,923 shares of Common Stock are and will be issued and outstanding, 55,311 shares of Series B Convertible Preferred Stock are and will be issued and outstanding, 73,784 shares of Series C Convertible Preferred Stock are and will be issued and outstanding and 20,265 shares of Series D Convertible Preferred Stock will be issued and outstanding, respectively. All of the outstanding shares of the capital stock of the Borrower are validly issued, fully paid and non-assessable. As of the Supplemental Closing Date, the following additional securities are and will be issued and outstanding: (i) options to purchase an aggregate of 627,335 shares of Common Stock,
(ii) warrants to purchase 1,639,286 shares of Common Stock, including the Initial Warrants issued pursuant to the terms of this Agreement and anti-dilution adjustments in the warrants issued in connection with the Series D Preferred Stock arising from consummation of the transactions hereunder and (iii) subordinated debentures convertible into an aggregate of 1,085,094 shares of Common Stock. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Borrower, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares of capital stock of the Borrower or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Borrower (except as contemplated by this Agree-

ment). No event has occurred prior to the date hereof which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor as a result of any such event, will the number of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. No such conversion or exercise price or ratio will be subject to adjustment as a consequence of the consummation of the transactions contemplated by this Agreement, nor, as a consequence of such consummation, will the numbers of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment, except that as a consequence of consummation of the transaction hereunder the Series B Convertible Preferred Stock, the Series C
Convertible Preferred Stock and the Series D
Convertible Preferred Stock, and the warrants issued in connection with the Series D Preferred
Stock, will be adjusted as herein set forth.

12.	Article IV, Section 4.14 of the Loan Agreement is
hereby amended by deleting Article IV, Section 4.14 in its
entirety and substituting therefor a new Article IV, Section 4.14 to read as follows:
Section 4.14 No Material Adverse Change.
Since June 30, 2000, the date through which the
most recent quarterly report of the Borrower on
Form 10-QSB has been prepared and filed with the
Commission, a copy of which is included in the SEC
Documents, no event which had or is likely to have
a Material Adverse Effect has occurred or exists
with respect to the Borrower.
13.	Article IV, Section 4.15 of the Loan Agreement is
hereby amended by deleting Article IV, Section 4.15 in its entirety and substituting therefor a new Article IV, Section 4.15 to read as follows:
	Section 4.15 No Undisclosed Liabilities.  The
Borrower does not have any liabilities or obligations not disclosed in the SEC Documents other than those liabilities incurred in the ordinary course of its business since June 30, 2000 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Borrower.

14.	Article VIII, Section 8.2 of the Loan Agreement is
hereby amended by deleting each reference therein to the "Closing Date" and substituting therefor a reference to the "Supplemental Closing Date".
15.	Article IX, Section 9.12 of the Loan Agreement is
hereby amended by deleting Article IX, Section 9.12 in its entirety and substituting therefor a new Article IX, Section 9.12 to read as follows:
Section 9.12  SUBORDINATION.  THE RIGHTS AND
REMEDIES OF THE LENDERS HEREUNDER ARE SUBJECT AND
SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE
CERTAIN SUBORDINATION AGREEMENTS, EACH DATED AUGUST 7,
2000 ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH
CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS,
INC., AND THOSE CERTAIN REAFFIRMATION OF SUBORDINATION AGREEMENTS, DATED NOVEMBER 2, 2000 AND NOVEMBER 10,
2000, RESPECTIVELY, ENTERED INTO WITH GUARANTY BUSINESS
CREDIT AS ASSIGNEE OF SAID SENIOR CREDITOR.
16.	Annex 1 to the Loan Agreement is hereby amended by
deleting Annex 1 in its entirety and substituting therefor a new Annex 1 to read as follows:

Lender
Proportionate
Share
Proportionate
Amount of Loan
Allocation of
Initial Warrants
Hanseatic Americas LDC
450 Park Avenue, Suite 2302
New York, New York 10022

50%
$1,650,000
471,429
Environmental Opportunities
Fund II, L.P.
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite
3100
Houston, Texas 77002

10.7%
$353,100
100,886
Environmental Opportunities
Fund II (Institutional),
L.P.
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite
3100
Houston, Texas 77002
39.3%
$1,296,900
370,543

17.	Exhibit A to the Loan Agreement is hereby deleted in
its entirety and Exhibit A annexed hereto is hereby substituted therefor. Schedule 4.12 to the Loan Agreement is hereby supplemented by the Supplement to Schedule 4.12 annexed hereto.
18.	Except as specifically amended hereby, the Loan
Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.
19.	Contemporaneously with the execution of this Amendment,
Lenders shall deliver the Original Notes, $400,000 Note and Original Warrants to the Borrower. Contemporaneously with the execution of this Amendment, the Borrower shall (i) cancel the Original Notes, $400,000 Note and Original Warrants and (ii) deliver the New Notes and New Warrants to the Lenders, in the form required by the Loan Agreement, as amended hereby and acceptable to the Lenders.
20.	Contemporaneously herewith, the parties hereto shall
execute and deliver an Amendment to the Security Agreement in the form of Exhibit B annexed hereto.
21.	The Borrower hereby certifies to the Lenders that the
representations and warranties made in Article IV of the Loan Agreement, as amended hereby, are true and correct in all material respects at and as of the date first-above written with the same effect as though all such representations and warranties were made at and as of such date (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date first-above written, as the case may be, and except for changes therein contemplated or permitted by the Loan Agreement, as amended hereby).
22.	The Borrower herewith delivers to each of the Lenders:
(a) 	an opinion of Greenberg Traurig,  P.A. counsel to the
Borrower, dated as of the date first-above written, in form satisfactory to the Required Lenders (as defined in the Loan Agreement) and their respective counsel, appropriately updating the opinion of said counsel delivered on the
Closing Date to the date hereof;
(b)	a certificate of the Secretary or an Assistant
Secretary of the Borrower stating: (i) that attached thereto is a true and complete copy of the text of the corporate resolutions adopted by the Board of Directors of the Borrower authorizing the transactions contemplated by this Amendment and designating the officers who are authorized to execute this Amendment, the New Notes and the

New Warrants;  (ii) that none of the certificate of
incorporation and by-laws of the Borrower has been modified
since the Closing Date and all are in full force and effect;
(iii) that the individual signing this Amendment is a duly elected officer of the Borrower; and (iv) that set forth thereon is a true specimen of the signature of each officer
of the Borrower who is authorized to execute the New Notes
and the New Warrants; and containing a certification by
another officer of the Borrower as to the incumbency and signature of the Secretary or Assistant Secretary executing such certificate; and
(c) such additional financing statements, or amendments
thereto, as shall be requested by the Lenders in order to
perfect the interests granted under the Security Agreement,
as amended hereby.
23.	The Borrower shall promptly pay, or reimburse the
Lenders, and each of them, on demand for, all out-of-pocket fees and expenses incurred by them, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders, in connection with the negotiation, preparation, execution, and delivery of this Amendment and any other instruments or documents required hereunder.
24.	This Amendment shall be deemed a contract made under
the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
25.	This Amendment may be executed in counterparts and each
of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
SYSTEMONE TECHNOLOGIES INC.


By: s/Kenneth Leung
   ------------------------

LENDERS

HANSEATIC AMERICAS LDC
By: Hansabel Partners LLC
By: Hanseatic Corporation

By: s/Paul A. Biddelman
   ------------------------
	Paul A. Biddelman
	President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
General Partner


By: s/Bruce McMaken
   -------------------------
	Bruce McMaken
	Manager

Exhibit A


SYSTEMONE TECHNOLOGIES INC.

PROMISSORY NOTE

$________								As of August 7, 2000
New York, New York

	SECTION 1. General. SYSTEMONE TECHNOLOGIES INC., a Florida corporation (hereinafter referred to as the "Borrower"), with offices at 8305 N.W. 27th Street, Miami, Florida 33122, for value received, hereby promises to pay to ______, or order, the principal amount of $______, on the Maturity Date (as defined in the Loan Agreement hereinafter described), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts and to pay interest on such principal amount at the rates and on the dates described in Section 2.3 of the Loan Agreement hereinafter described; provided, however, that the interest on $_______ of the principal amount shall be calculated and accrue from August 7, 2000 and the interest on the remaining $_______ of the principal amount shall be calculated and accrue from _________ ____, 2000. The Borrower further agrees to pay interest at such rates on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged; all payments and prepayments of principal of this Note and all payments of the interest on this Note to be made at ______________, or such other location as shall be specified in writing by the holder of this Note to the Borrower.

	SECTION 2. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New
York applicable to agreements made and to be performed entirely within such state.

	SECTION 3. Related Agreements. This Note is issued pursuant to, and is one of the Notes referred to in, the Loan Agreement dated as of August 7, 2000, as amended by that First Amendment dated November 10, 2000 (herein referred to as the "Loan Agreement") among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P., and is entitled to the benefits and is subject to the provisions thereof( including, without limitation, those providing for the optional and mandatory prepayment of this Note and the acceleration of the maturity hereof), and to the benefits of the Security Agreement, dated August 7, 2000, as amended by that First Amendment dated November 10, 2000, among the Borrower, Hanseatic Americas LDC, Environmental Opportunities Fund II, L.P. and Environmental Opportunities Fund II (Institutional), L.P. Copies of such agreements may be obtained by any holder of this Note at the principal executive offices of the Borrower.

	SECTION 4. SUBORDINATION. THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF ARE SUBJECT TO AND SUBORDINATED TO THE TERMS AND PROVISIONS OF A SUBORDINATION AGREEMENT, DATED AUGUST 7, 2000, ENTERED INTO WITH CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC. (HEREINAFTER REFERRED TO AS "CAPITAL"), AND THOSE REAFFIRMATION OF SUBORDINATION AGREEMENTS, DATED OCTOBER 16, 2000 NOVEMBER 2, 2000 AND NOVEMBER 10, 2000,ENTERED INTO WITH GUARANTY BUSINESS CREDIT AS ASSIGNEE OF CAPITAL.

	IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first-above written.

ATTEST:




-------------------------
SYSTEMONE TECHNOLOGIES INC.



By
   --------------------------

Exhibit B
FIRST AMENDMENT TO SECURITY AGREEMENT
THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this
"Amendment") is made as of this 10th day of November, 2000, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Company"), Hanseatic Americas LDC, Environmental Opportunities Fund II, LP and Environmental Opportunities Fund II (Institutional), LP (collectively, the "Lenders").
Recitals
WHEREAS, on August 7, 2000, the Company and the Lenders
executed that certain Loan Agreement (the "Loan Agreement") and in connection therewith the parties also executed that certain Security Agreement of even date (the "Security Agreement"); WHEREAS, the Company and the Lenders are contemporaneously herewith amending the Loan Agreement to increase the aggregate principal amount of the Loan (as defined in the Loan Agreement) to $3,300,000 and now desire to amend the Security Agreement according to the terms of this Amendment;
NOW, THEREFORE, in consideration of the premises and for
other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	The first recital of the Security Agreement is hereby
amended by deleting the first recital in its entirety and substituting therefor a new first recital to read as follows:
WHEREAS, under the terms and conditions of a Loan Agreement dated as of August 7, 2000 and as amended on November 10, 2000 (hereinafter referred to as the "Loan Agreement"), among the Borrower and the Lenders, the Lenders have agreed to advance to the Borrower the aggregate principal amount of $3,300,000 (hereinafter referred to as the "Loan"), which Loan is to be evidenced by certain Notes dated as of the date hereof
(hereinafter referred to, collectively, as the "Notes"), with payment of the Notes and any other obligations of the Borrower to the Lender to be secured as provided for in the Loan Agreement;

2.	Section 2 of the Security Agreement is hereby amended
by deleting Section 2 in its entirety and substituting therefor a new Section 2 to read as follows:
2.	Creation of Security Interest.  As an
inducement to the Lenders, and each of them, to
enter into the Loan Agreement, to make the Loan,
and to secure prompt payment, performance and
discharge in full of all the Borrower's
obligations (hereinafter referred to as the
"Obligations") on the part of the Borrower to be
performed under the Loan Agreement and the Notes,
the Borrower hereby unconditionally and
irrevocably grants to the Lenders, and each of
them, a continuing security interest, a lien upon
and a right of set-off against all of the
Collateral, which shall be senior and first-in-
right with respect to all other security interests
and liens other than the interest of Guaranty
Business Credit Corporation, as assignee of
Capital Business Credit, a division of Capital
Factors, Inc. (hereinafter referred to as
"Capital") pursuant to that certain Loan and
Security Agreement dated May 17, 1999, as amended
December 21, 1999 and November 2, 2000
(hereinafter referred to as the "Senior Credit
Agreement"), between the Borrower and Capital and
other Permitted Encumbrances (as defined in the
Loan Agreement).  Upon the payment, performance
and discharge in full of all Obligations, the
security interest granted herein shall expire.
3.	Section 20 of the Security Agreement is hereby amended
by deleting Section 20 in its entirety and substituting a new
Section 20 to read as follows:
20.	SUBORDINATION.  THE RIGHTS AND REMEDIES
OF THE LENDERS HEREUNDER ARE SUBJECT TO AND
SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE
CERTAIN SUBORDINATION AGREEMENTS, EACH DATED
AUGUST 7, 2000 ENTERED INTO BY THE LENDERS,
RESPECTIVELY, WITH CAPITAL BUSINESS CREDIT, A
DIVISION OF CAPITAL FACTORS, INC., AND THOSE
CERTAIN REAFFIRMATION OF SUBORDINATION AGREEMENTS,
DATED NOVEMBER 2, 2000 AND NOVEMBER 10, 2000,
RESPECTIVELY, ENTERED INTO WITH GUARANTY BUSINESS
CREDIT AS ASSIGNEE OF SAID SENIOR CREDITOR.
4.	The Borrower hereby certifies to the Lenders that the
representations and warranties made in paragraph 4 of the

Security Agreement are true and correct in all material respects at and as of the date first-above written with the same effect as though all such representations and warranties were made at and as of the date first-above written (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date first-above written, as the case may be, and except for changes therein contemplated or permitted by the Security Agreement, as amended hereby).
5.	Except as specifically amended hereby, the Security
Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.
6.	This Amendment shall be deemed a contract made under
the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
7.	This Amendment may be executed in counterparts and each
of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
SYSTEMONE TECHNOLOGIES INC.


By:
   ------------------------

LENDERS

HANSEATIC AMERICAS LDC
By: Hansabel Partners LLC
By: Hanseatic Corporation

By:
   ------------------------
	Paul A. Biddelman
	President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
General Partner


By:
    ---------------------
	  Bruce McMaken
	  Manager

7